UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007 (March 30, 2007)

SILVERADO GOLD MINES LTD.
(Exact name of Registrant as specified in charter)

British Columbia, Canada	000-12132	98-0045034
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1111 West Georgia Street, Suite 1820
Vancouver, British Columbia, Canada V6E 4M3
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 689-1535

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e) -4(c))

SILVERADO GOLD MINES LTD.

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2007, Silverado Gold Mines Ltd. (the “Company”) entered into a Lease Agreement (the “Lease Agreement”) with TA Properties (Canada) Ltd. (“TA Properties”) pursuant to which TA Properties agreed to lease to the Company office space at 1111 West Georgia Street in the City of Vancouver, Province of British Columbia for a term of seven (7) years commencing August 1, 2007 and terminating July 31, 2014 (the “Term”).

Pursuant to the Lease Agreement, the Company is required to pay to TA Properties yearly and every year during the Term, as rent, the sum of $123,682 (Canadian dollars) in equal monthly installments of $10,306.83 (Canadian dollars), each in advance on the first day of each month during the Term, the first payment to be made on August 1, 2007 and ending on July 31, 2012 (the “Basic Rent”). Commencing on August 1, 2012 and continuing until July 31, 2014, the Basic Rent shall be increased to $128,439 (Canadian dollars) per annum, payable in equal monthly installments of $10,703.25 (Canadian dollars) each, in advance, on the first day of each month commencing on August 1, 2012 and ending on July 31, 2014.

In addition, the Company shall pay to TA Properties yearly and every year during the Term as additional rent (the “Additional Rent”): (1) the amounts of any taxes payable by the Company to TA Properties pursuant to the provisions of Schedule “C” of the Lease Agreement, and (2) the amounts required to be paid to TA Properties pursuant to the provisions of Schedule “D” of the Lease Agreement. The Additional Rent payable by the Company shall be paid in equal monthly installments in advance at the same time as payment of Basic Rent is due hereunder based on TA Properties’ estimate as aforesaid.

The Company shall also pay to TA Properties, at the same time or times as the Company shall make payment of Rent (as defined in the Lease Agreement), all Goods and Services Tax applicable to such Rent pursuant to the Excise Tax Act (Canada) and any other similar goods and services tax, value added tax or multi-staged tax whether imposed by the federal government or otherwise.

Upon the occurrence of an event of default (as set forth in the Lease Agreement), TA Properties shall have the right, with respect to unpaid overdue Rent, to the payment by the Company of the Rent and of interest thereon at a rate equal to the lesser of three percent (3%) above the prime commercial loan rate charged to borrowers having the highest credit rating from time to time by TA Properties’ principal bank from the date upon which the same was due until actual payment thereof and the maximum amount allowed under the laws of the jurisdiction in which the leased premises is located.

The foregoing summary of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated into this Item 2.03 by this reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Document
No.

10.1	Lease Agreement by and between Silverado Gold Mines Ltd. and TA Properties (Canada) Ltd. dated March 30, 2007[1]

____________________________________________
1 Incorporated by reference to the Company’s Quarterly Report on Form 10-QSB filed on July 16, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2007	SILVERADO GOLD MINES LTD.

	By:	/s/ Garry L. Anselmo
Garry L. Anselmo,
Chief Executive Officer